UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NYCAMEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-0203690
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1077 Balboa Avenue
Laguna Beach, CA	92651
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None.	Not Applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:  File No. 333-176720

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-176720), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on September 7, 2011).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on September 7, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NYCAMEDIA, INC.

Date: May 2, 2012

	By:	/s/ Michael Hawks
	Name:	Michael Hawks
	Title:	President, Secretary, Director